Exhibit 99.1

Powerwave Technologies Reports Fourth Quarter Results

SANTA ANA, Calif.--(BUSINESS WIRE)--February 4, 2010--Powerwave Technologies, Inc. (Nasdaq:PWAV), a global supplier of end-to-end wireless solutions for wireless communications networks, today reported preliminary results for its fourth quarter ended January 3, 2010.

Net sales in the fourth quarter of fiscal 2009 were $142.6 million, compared with $180.3 million in the fourth quarter of fiscal 2008. Powerwave also reported a fourth quarter GAAP net loss of $1.3 million, which includes non-cash intangible asset amortization charges of $0.8 million and $0.8 million of restructuring charges. For the fourth quarter of 2009, the GAAP net loss equates to basic loss per share of 1 cent. This compares with a net loss of $322.4 million, or a loss per share of $2.46 in the prior year period which included a non-cash goodwill impairment charge of $315.9 million. For the fourth quarter of fiscal 2009, excluding the intangible asset amortization and restructuring and impairment charges, on a pro forma basis, Powerwave would have reported net income of $1.4 million, or diluted earnings per share of 1 cent.

Total revenue for fiscal 2009 was $567.5 million, compared with $890.2 million for fiscal 2008. Powerwave reported total net income for fiscal year 2009 of $3.2 million, or basic and diluted earnings per share of 2 cents, compared with a net loss of $348.7 million, or a basic loss per share of $2.66 for fiscal 2008. The results for fiscal year 2009 include a total of $8.0 million of restructuring and impairment charges and intangible asset amortization, and the results for fiscal 2008 included a goodwill impairment charge of $315.9 million and $81.1 million of restructuring and impairment charges and intangible asset amortization.

“We remained focused on our cost reduction efforts during the fourth quarter,” stated Ronald Buschur, president and chief executive officer of Powerwave Technologies. “We demonstrated additional progress during the quarter with a further improvement in gross margins, strong cost controls and improved cash flow. In addition, during the fourth quarter we opened our newest manufacturing facility located in Thailand. This new facility successfully ramped up to full production capability by the end of the quarter, and I want to personally thank all of our employees and supplier partners whose hard work made this new facility an immediate success.

“As we look ahead to 2010, we continue to believe that Powerwave is in a strong position to capture the long-term growth opportunities that we believe remain in the global wireless infrastructure marketplace,” he said.

Summary of Significant Items Impacting the Fourth Quarter

During the fourth quarter of 2009, we incurred total restructuring and impairment charges of $0.8 million, which primarily included severance charges related to personnel reductions in conjunction with the closure of certain facilities. The Company also incurred approximately $0.8 million of intangible asset amortization from previous acquisitions. The Company has completed its amortization of intangible assets related to its previous acquisitions.

The following is a brief summary of the significant items impacting the comparability of per share amounts for the three months ended January 3, 2010 and December 28, 2008. To calculate the per share impact of these significant items, an underlying effective tax rate of zero percent was used for both periods and the fully diluted shares outstanding for each respective period were used.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Results	Jan. 3, 2010	Dec. 28, 2008

Intangible asset amortization	($0.01)	($0.03)
Restructuring and impairment charges	($0.01)	($0.04)
Impairment of intangible assets	--	($0.23)
Non-cash goodwill impairment charge	--	($2.41)
Gain on repurchase of long-term debt	--	$0.25
Non-cash stock compensation charge	($0.01)	($0.01)

Total per share impact	($0.03)	($2.47)

In addition, below is a brief summary of significant items impacting the comparability of the gross margin percentage for the fourth quarter of 2009 on a GAAP and pro forma basis.

	Three Months Ended
	(unaudited)
Summary of Significant Items Impacting Gross Margin	Jan. 3, 2010	Dec. 28, 2008

GAAP reported gross margin %	26.4%	3.0%
Add: Pro Forma adjustments
Intangible asset amortization	0.5%	1.5%
Restructuring and impairment charges	0.1%	12.4%

Pro Forma gross margin %	27.0%	16.9%

As an additional note, for the fourth quarter of fiscal 2008, Powerwave incurred additional inventory excess and obsolete and cancellation charges which would have added an additional 4.4 percent to the pro forma gross margin of 16.9 percent, creating a non-GAAP gross margin of 21.3 percent for the fourth quarter of fiscal 2008.

Fourth Quarter 2009 Revenue Summary

In the fourth quarter of 2009, total Americas revenue was $37.9 million or approximately 27 percent of revenue, compared with $41.9 million or approximately 23 percent of revenue in the fourth quarter of 2008. Total sales to customers based in Asia accounted for approximately 51 percent of revenue or $72.7 million in the fourth quarter of 2009, compared with approximately 37 percent of revenue or $66.5 million in the fourth quarter of 2008. Total Europe, Africa and Middle East revenue in the fourth quarter of 2009 was $32.0 million or approximately 22 percent of revenue, compared with $71.9 million or approximately 40 percent of revenue in the fourth quarter of 2008.

Revenue for the fourth quarter of 2009 consisted of antenna systems group revenues of $45.7 million or 32 percent of total revenue, base station systems group revenues of $85.7 million or 60 percent of revenue, and coverage systems group revenues of $11.2 million or 8 percent of revenues.

In the fourth quarter of 2009, Powerwave’s largest customers included Nokia Siemens Networks, which accounted for approximately 32 percent of revenue, and Samsung, which accounted for approximately 14 percent of revenue in the quarter. In terms of customer profile, total OEM sales accounted for approximately 62 percent of total revenue, and total direct and operator sales accounted for approximately 38 percent of revenue.

In terms of transmission standards, 2G and 2.5G standards accounted for approximately 55 percent of total revenue, 3G standards accounted for approximately 32 percent of total revenue and 4G standards accounted for approximately 13 percent of total revenue during the fourth quarter of 2009.

Equity Compensation Expense

The results reported herein include approximately $1.0 million of pre-tax stock compensation expense in the fourth quarter of 2009, and $4.4 million for fiscal 2009, almost all of which is included in operating expenses. This had the effect of reducing the earnings per share in the fourth quarter of 2009 by 1 cent and reducing the earnings per share in fiscal 2009 by 3 cents. A similar impact in the fourth quarter of 2008 increased the loss per share by 1 cent and increased the loss per share in fiscal 2008 by 4 cents.

Balance Sheet

At January 3, 2010, Powerwave had total cash and cash equivalents of $63.0 million, which includes restricted cash of $2.6 million. Total net inventories were $60.5 million, and net accounts receivable were $142.9 million.

Non-GAAP Financial Information

This press release includes certain non-GAAP financial information as defined by the U.S. Securities and Exchange Commission Regulation G. Pursuant to the requirements of this regulation, a reconciliation of this non-GAAP financial information to our financial statements as prepared under generally accepted accounting principles in the United States (GAAP) is included in this press release. Powerwave’s management believes that the presentation of this non-GAAP financial information is useful to our investors and the investment community since it excludes certain non-cash charges and expenses arising from the acquisitions the company has made, including the amortization of certain intangible assets resulting from the purchase accounting valuation of these acquisitions. Also excluded are restructuring and impairment charges related to the consolidation of our manufacturing and engineering facilities, as well as severance costs, including those related to facility closures. In addition, excluded is the goodwill impairment charge related to the fiscal year 2008 annual impairment test as well as the gain on the repurchase of a portion of the Company’s outstanding long-term debt. Management of Powerwave believes that these items should be excluded when comparing our current operating results with those of prior periods as the restructuring and impairment charges and the repurchase of long-term debt will not impact future operating results, and the goodwill impairment charge along with the intangible asset impairment charge and the amortization of intangible assets and facility impairment charges are all non-cash expenses which will not impact future operating results.

Company Background

Powerwave Technologies, Inc., is a global supplier of end-to-end wireless solutions for wireless communications networks. Powerwave designs, manufactures and markets a comprehensive suite of wireless solutions, including antennas, base station products and advanced coverage solutions, utilized in all major wireless network protocols and frequencies, including Next Generation Networks in 4G technology, such as LTE and WiMAX. Corporate headquarters are located at 1801 E. St. Andrew Place, Santa Ana, Calif. 92705. For more information on Powerwave’s advanced wireless coverage and capacity solutions, please call (888)-PWR-WAVE (797-9283) or visit our web site at www.powerwave.com. Powerwave, Powerwave Technologies and the Powerwave logo are registered trademarks of Powerwave Technologies, Inc.

Attached to this news release are preliminary unaudited consolidated financial statements for the three months and fiscal year ended January 3, 2010.

Conference Call

Powerwave is providing a simultaneous webcast and live dial-in number of its fourth quarter fiscal 2009 financial results conference call on Thursday, February 4, 2010 at 2:00 pm Pacific time. To access the audio webcast, select the Investor Relations page at www.powerwave.com and select the Powerwave Technologies Q4 earnings conference call. The call will last for approximately 1 hour. To listen to the live call, please call (617) 614-3922 and enter reservation number 29416432. A replay of the webcast will be available beginning approximately 3 hours after completion of the initial webcast. Additionally, an audio playback of the conference call will be available at approximately 5:00 pm Pacific time on February 4, 2010 through February 11, 2010 by calling (617) 801-6888 and entering reservation number 24135437.

Forward-Looking Statements

The foregoing statements regarding long-term growth opportunities within the wireless communications infrastructure industry and Powerwave’s ability to capitalize on such opportunities are “forward-looking statements.” These forward-looking statements are based on information available to Powerwave as of the date of this press release and are subject to risks and uncertainties which could cause our actual results to differ materially from those projected or implied. Such potential risks and uncertainties include, but are not limited to, in no particular order: our ability to execute cost cutting initiatives without disrupting operations; delays or cancellations of wireless network capacity expansions and buildouts for existing 2G and 2.5G networks and for 3G and new 4G networks; macroeconomic factors that may negatively influence demand for wireless communications infrastructure and thereby reduce demand for our products; any perceived weakness in our financial position may cause us to lose market share to our competitors; future consolidation of our customers may reduce demand for our products; our ability to achieve manufacturing cost reductions and operating expense reductions; our ability to generate positive cash flow; wireless network operators may decide to discontinue or reduce deployment of infrastructure equipment in the quantities that we expect; we require continued success in the design of new wireless infrastructure products and such products must be manufacturable and of good quality and reliability; we are not able to increase our prices to cover our exposure to raw material and freight price increases; our dependence on single source suppliers for certain key components used in our products exposes us to potential material shortages; our business requires continued favorable business conditions and growth in the wireless communications market. Powerwave also notes that its reported financial performance and period to period comparisons are not necessarily indicative of the results that may be expected in the future and Powerwave believes that such comparisons cannot be relied upon as indicators of future performance. Powerwave also notes that the market price of its Common Stock has exhibited high levels of volatility and therefore may not be suitable for all investors. More detailed information on these and additional factors which could affect Powerwave’s operating and financial results are described in the Company’s Form 10-K for the fiscal year ended December 28, 2008, and Form 10-Q for the quarterly period ended September 27, 2009, both of which are filed with the Securities and Exchange Commission, and other risks detailed from time to time in the Company’s reports filed with the Securities and Exchange Commission. Powerwave urges all interested parties to read these reports to gain a better understanding of the many business and other risks that the Company faces. Additionally, Powerwave undertakes no obligation to publicly release the results of any revisions to these forward-looking statements which may be made to reflect events or circumstances occurring after the date hereof or to reflect the occurrence of unanticipated events.

UNAUDITED - PRELIMINARY POWERWAVE TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)

	Three Months Ended		Fiscal Years Ended
	Jan. 3,	Dec. 28,	Jan. 3,	Dec. 28,
	2010	2008	2010	2008
Net sales	$142,582	$180,331	$567,486	$890,234
Cost of sales:
Cost of goods	104,081	149,824	420,568	687,310
Intangible asset amortization	623	2,708	2,494	19,166
Restructuring and impairment charges	194	22,326	1,932	36,230
Total cost of sales	104,898	174,858	424,994	742,706

Gross profit	37,684	5,473	142,492	147,528

Operating expenses:
Sales and marketing	7,568	8,793	34,233	44,857
Research and development	14,646	18,745	58,920	77,652
General and administrative	11,658	14,429	47,658	63,491
Intangible asset amortization	207	1,662	947	9,508
Restructuring and impairment charges	627	12,344	2,611	16,178
Goodwill impairment charge	-	315,885	-	315,885
Total operating expenses	34,706	371,858	144,369	527,571

Operating income (loss)	2,978	(366,385)	(1,877)	(380,043)

Other income (expense), net	(2,570)	44,941	8,381	34,841

Income (loss) before income taxes	408	(321,444)	6,504	(345,202)
Income tax provision	1,727	948	3,282	3,462
Net income (loss)	$(1,319)	$(322,392)	$3,222	$(348,664)

Net earnings (loss) per share:
- basic:	$(0.01)	$(2.46)	$0.02	$(2.66)
- diluted[1]:	$(0.01)	$(2.46)	$0.02	$(2.66)

Weighted average common shares used in computing per share amounts:
- basic:	132,115	131,238	131,803	131,077
- diluted:	132,115	131,238	134,006	131,077

[1] The diluted earnings and loss per share does not include an add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible subordinated notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC. PERCENTAGE OF NET SALES

	Three Months Ended		Fiscal Years Ended
	(unaudited)		(unaudited)
	Jan. 3,	Dec. 28,	Jan. 3,	Dec. 28,
	2010	2008	2010	2008
Net sales	100.0%	100.0%	100.0%	100.0%
Cost of sales:
Cost of goods	73.0	83.1	74.1	77.2
Intangible asset amortization	0.5	1.5	0.5	2.1
Restructuring and impairment charges	0.1	12.4	0.3	4.1
Total cost of sales	73.6	97.0	74.9	83.4

Gross profit	26.4	3.0	25.1	16.6

Operating expenses:
Sales and marketing	5.3	4.9	6.0	5.1
Research and development	10.3	10.4	10.4	8.7
General and administrative	8.2	8.0	8.4	7.1
Intangible asset amortization	0.1	0.9	0.2	1.1
Restructuring and impairment charges	0.4	6.8	0.4	1.8
Goodwill impairment charge	-	175.2	-	35.5
Total operating expenses	24.3	206.2	25.4	59.3

Operating income (loss)	2.1	(203.2)	(0.3)	(42.7)

Other income (expense), net	(1.8)	24.9	1.5	3.9

Income (loss) before income taxes	0.3	(178.3)	1.2	(38.8)
Income tax provision	1.2	0.5	0.6	0.4
Net income (loss)	(0.9%)	(178.8%)	0.6%	(39.2%)

POWERWAVE TECHNOLOGIES, INC. CONSOLIDATED STATEMENTS OF OPERATIONS RECONCILIATION OF PRO FORMA RESULTS (In thousands, except per share amounts)

	Three Months Ended				Fiscal Years Ended
	(Unaudited)				(Unaudited)
				Pro Forma				Pro Forma
	Jan. 3,			Jan. 3,	Jan. 3,			Jan. 3,
	2010	Adjustments		2010	2010	Adjustments		2010
Net sales	$142,582	-		$142,582	$567,486	-		$567,486
Cost of sales:
Cost of goods	104,081	-		104,081	420,568	-		420,568
Intangible asset amortization	623	(623)	[1]	-	2,494	(2,494)	[1]	-
Restructuring and impairment charges	194	(194)	[2]	-	1,932	(1,932)	[2]	-
Total cost of sales	104,898	(817)		104,081	424,994	(4,426)		420,568
Gross profit	37,684	817		38,501	142,492	4,426		146,918
Operating expenses:
Sales and marketing	7,568	-		7,568	34,233	-		34,233
Research and development	14,646	-		14,646	58,920	-		58,920
General and administrative	11,658	-		11,658	47,658	-		47,658
Intangible asset amortization	207	(207)	[1]	-	947	(947)	[1]	-
Restructuring and impairment charges	627	(627)	[2]	-	2,611	(2,611)	[2]	-
Total operating expenses	34,706	(834)		33,872	144,369	(3,558)		140,811
Operating income (loss)	2,978	1,651		4,629	(1,877)	7,984		6,107

Other income (expense), net	(2,570)			(2,570)	8,381	(12,693)	[3]	(4,312)
Income (loss) before income taxes	408	1,651		2,059	6,504	(4,709)		1,795
Income tax provision (benefit)	1,727	(1,109)	[4]	618	3,282	(2,743)	[4]	539
Net income (loss)	$(1,319)	2,760		$1,441	$3,222	(1,966)		$1,256

Net earnings (loss) per share:
- basic:	$(0.01)			$0.01	$0.02			$0.01
- diluted[5]:	$(0.01)			$0.01	$0.02			$0.01

Weighted average common shares used in computing per share amounts:
- basic:	132,115			132,115	131,803			131,803
- diluted:	132,115			135,026	134,006			134,006

[1] These costs include the amortization of acquired technology and other identified intangible assets included in cost of goods sold and operating expenses, respectively.
[2] These costs include restructuring and impairment charges related to existing restructuring plans included in cost of goods sold and operating expenses, respectively.
[3] This represents the gain on repurchases of a portion of outstanding long-term debt during the fiscal period.
[4] This represents the change in the provision for income taxes related to the preceding pro forma adjustments to arrive at an assumed effective income tax rate of 30% for the 2009 periods.

[5] Diluted earnings per share do not include the add back of interest expense costs associated with the assumed conversion of the Company’s outstanding convertible notes as the effect would be anti-dilutive.

POWERWAVE TECHNOLOGIES, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In thousands)

	January 3,	December 28,
	2010	2008
	(unaudited) [1]	(see note) [2]
ASSETS:

Cash and cash equivalents	$60,439	$46,906
Restricted cash	2,600	3,433
Accounts receivable, net	142,949	213,871
Inventories, net	60,544	81,098
Property, plant and equipment, net	89,883	98,616
Other assets	33,770	43,972
Total assets	$390,185	$487,896

LIABILITIES AND SHAREHOLDERS' EQUITY:

Accounts payable	$81,830	$139,267
Short-term debt	-	-
Long-term debt	280,887	306,321
Accrued expenses and other liabilities	38,427	57,387
Total shareholders' equity	(10,959)	(15,079)
Total liabilities and shareholders’ equity	$390,185	$487,896

[1] January 3, 2010 balances are preliminary and subject to adjustment.
[2] December 28, 2008 balances were derived from the audited consolidated financial statements.

CONTACT:
Powerwave Technologies, Inc.
Kevin Michaels, 714-466-1608